[Letterhead]




                Consent of Independent Registered Public Accounting Firm


We consent to the use in this Registration Statement on Form N-2 of our report dated August 19, 2008 relating to the financial statements of Ametrine Capital appearing in the Prospectus, which is part of this Registration Statement. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" in such Prospectus.



                                                                    /s/ Ziv Haft
                                                                        Ziv Haft
                                             Certified Public Accountants (Isr.)
                                                                 BDO Member Firm


Tel-Aviv, Israel
August 19, 2008